Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Services – Experts” and “Services – Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our reports: (1) dated April 30, 2013, with respect to the financial statements of First Symetra Separate Account S and (2) dated April 12, 2013, with respect to the statutory-basis financial statements and schedules of First Symetra National Life Insurance Company of New York included in Post-Effective Amendment No. 4 to the Registration Statement (Form N-4, No. 333-183087) of First Symetra Separate Account S and related prospectus of the First Symetra True Variable Annuity filed April 30, 2013.

/s/ Ernst & Young LLP

Seattle, Washington

April 30, 2013